Q4 FY17 Earnings Release	Page 1 of 4

For more information contact:

Investor Relations
Jason Willey
(206) 272-7908
j.willey@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2017 Results
SEATTLE, WA - October 25, 2017 - F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $538.0 million for the fourth quarter of fiscal 2017, up 2.4% from $525.3 million in the fourth quarter of fiscal 2016. Growth compared with the fourth quarter of fiscal 2016 was driven by Services and software based solutions. For fiscal year 2017, revenue was $2.1 billion, up 4.8% from $2.0 billion last year.
GAAP net income for the fourth quarter of fiscal 2017 was $135.7 million, or $2.14 per diluted share, compared to $108.9 million, or $1.64 per diluted share in the fourth quarter of fiscal 2016. Excluding the impact of stock-based compensation, amortization of purchased intangible assets, restructuring charges, litigation expense, and a non-recurring tax benefit, non-GAAP net income for the fourth quarter of fiscal 2017 was $154.9 million, or $2.44 per diluted share, compared to $139.9 million, or $2.11 per diluted share in the fourth quarter of fiscal 2016.
GAAP net income for fiscal year 2017 was $420.8 million, or $6.50 per diluted share, compared to $365.9 million, or $5.38 per diluted share in fiscal year 2016. Non-GAAP net income for fiscal year 2017 was $542.9 million, or $8.38 per diluted share, compared to $496.2 million, or $7.30 per diluted share in fiscal year 2016.
A reconciliation of net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included on the attached Consolidated Income Statements.
“We finished fiscal 2017 on a solid note, delivering record fourth quarter and annual revenue and earnings,” said François Locoh-Donou, F5 President and Chief Executive Officer. “We are excited by the meaningful role we are playing in helping customers solve the complexity of deploying applications across on-premise and multi-cloud environments.
“We continued to see strong customer interest in our virtual edition and application security offerings during the fourth quarter, particularly in public cloud deployments. We expect the growing traction of our software based advanced application services will be a key driver of product revenue in fiscal 2018 and beyond.”

Q4 FY17 Earnings Release	Page 2 of 4

For the first quarter of fiscal 2018, ending December 31, 2017, the company has set a revenue goal of $515 million to $525 million with a GAAP earnings target of $1.47 to $1.50 per diluted share and a non-GAAP earnings target of $2.02 to $2.05 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2017
	(in millions, except per share amounts)

Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$92.7	$94.5
Stock-based compensation expense	$43.5	$43.5
Amortization of purchased intangible assets	$2.8	$2.8
Tax effects related to above items	$(11.6)	$(11.6)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$127.4	$129.2
Net income per share - diluted	$1.47	$1.50
Non-GAAP net income per share - diluted	$2.02	$2.05

Share Repurchase Program
The company also announced today that its board of directors had authorized an additional $1 billion for the company's common stock share repurchase program. This new authorization is incremental to the $173.7 million currently unused in the existing program which was initially authorized in October 2010.
Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The timing and amounts of any purchases will be based on market conditions and other factors including but not limited to price, regulatory requirements and capital availability. The program does not require the purchase of any minimum number of shares and the program may be modified, suspended or discontinued at any time.

Q4 FY17 Earnings Release	Page 3 of 4

Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Q4 FY17 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions. In addition, restructuring charges and a non-recurring foreign tax credit benefit have been excluded from GAAP net income for the purpose of measuring non-GAAP earnings and earnings per share in fiscal 2017, and litigation expenses primarily related to a jury verdict and other associated costs of that patent litigation have been excluded in fiscal 2016 and 2017.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) makes apps go faster, smarter, and safer for the world’s largest businesses, service providers, governments, and consumer brands. F5 delivers cloud and security solutions that enable organizations to embrace the application infrastructure they choose without sacrificing speed and control. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$673,228	$514,571
Short-term investments	343,700	367,824
Accounts receivable, net of allowances of $1,815 and $2,062	291,924	268,175
Inventories	29,834	34,051
Deferred tax assets	53,084	51,601
Other current assets	67,538	52,579
Total current assets	1,459,308	1,288,801
Property and equipment, net	122,420	123,248
Long-term investments	284,802	276,375
Deferred tax assets	4,530	2,044
Goodwill	555,965	555,965
Other assets, net	53,775	59,890
Total assets	$2,480,800	$2,306,323
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$50,760	$34,117
Accrued liabilities	187,379	178,353
Deferred revenue	696,404	631,768
Deferred tax liabilities	58	—
Total current liabilities	934,601	844,238
Other long-term liabilities	44,589	34,138
Deferred revenue, long-term	267,902	238,473
Deferred tax liabilities	4,316	4,212
Total long-term liabilities	316,807	276,823
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 62,594 and 65,315 shares issued and outstanding	17,627	13,191
Accumulated other comprehensive loss	(17,997)	(13,194)
Retained earnings	1,229,762	1,185,265
Total shareholders’ equity	1,229,392	1,185,262
Total liabilities and shareholders’ equity	$2,480,800	$2,306,323

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net revenues
Products	$248,990	$252,984	$964,662	$944,469
Services	289,008	272,365	1,125,379	1,050,565
Total	537,998	525,349	2,090,041	1,995,034
Cost of net revenues (1)(2)
Products	46,641	43,591	176,032	166,624
Services	43,900	41,358	177,453	170,581
Total	90,541	84,949	353,485	337,205
Gross profit	447,457	440,400	1,736,556	1,657,829
Operating expenses (1)(2)
Sales and marketing	162,068	158,198	652,239	628,743
Research and development	85,479	83,746	350,365	334,227
General and administrative	37,832	35,193	156,887	138,431
Litigation expense	525	630	391	9,051
Restructuring charges	12,718	—	12,718	—
Total	298,622	277,767	1,172,600	1,110,452
Income from operations	148,835	162,633	563,956	547,377
Other income, net	5,027	268	11,561	2,514
Income before income taxes	153,862	162,901	575,517	549,891
Provision for income taxes	18,119	53,966	154,756	184,036
Net income	$135,743	$108,935	$420,761	$365,855

Net income per share — basic	$2.15	$1.66	$6.56	$5.43
Weighted average shares — basic	63,088	65,772	64,173	67,433

Net income per share — diluted	$2.14	$1.64	$6.50	$5.38
Weighted average shares — diluted	63,446	66,262	64,775	67,984

Non-GAAP Financial Measures
Net income as reported	$135,743	$108,935	$420,761	$365,855
Stock-based compensation expense (3)	41,586	38,317	175,326	156,760
Amortization of purchased intangible assets	2,788	3,462	12,271	13,902
Litigation expense	525	630	391	9,051
Restructuring charges	12,718	—	12,718	—
Tax effects related to above items	(17,472)	(11,433)	(57,532)	(49,385)
Non-recurring foreign tax credit benefit	(21,000)	—	(21,000)	—
Net income excluding stock-based compensation expense, amortization of purchased intangible assets, litigation expense, restructuring charges and a non-recurring foreign tax credit benefit (non-GAAP) - diluted	$154,888	$139,911	$542,935	$496,183

Net income per share excluding stock-based compensation expense, amortization of purchased intangible assets, litigation expense, restructuring charges and a non-recurring foreign tax credit benefit (non-GAAP) - diluted	$2.44	$2.11	$8.38	$7.30

Weighted average shares - diluted	63,446	66,262	64,775	67,984

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$5,280	$4,601	$21,435	$18,530
Sales and marketing	16,918	15,203	69,655	61,165
Research and development	12,004	12,949	53,399	52,550
General and administrative	7,384	5,564	30,837	24,515
	$41,586	$38,317	$175,326	$156,760

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,027	$2,706	$9,372	$10,705
Sales and marketing	252	391	1,006	1,850
General and administrative	509	365	1,893	1,347
	$2,788	$3,462	$12,271	$13,902

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2017	2016
Operating activities
Net income	$420,761	$365,855
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(439)	693
Stock-based compensation	175,326	156,760
Provisions for doubtful accounts and sales returns	366	1,526
Depreciation and amortization	61,148	56,776
Deferred income taxes	(4,626)	2,967
Changes in operating assets and liabilities:
Accounts receivable	(24,115)	9,732
Inventories	4,218	(334)
Other current assets	(14,890)	(1,876)
Other assets	(2,056)	(712)
Accounts payable and accrued liabilities	30,524	33,217
Deferred revenue	94,064	86,931
Net cash provided by operating activities	740,281	711,535
Investing activities
Purchases of investments	(446,838)	(354,708)
Maturities of investments	390,449	418,821
Sales of investments	66,858	66,848
Increase in restricted cash	(73)	(3)
Acquisition of intangible assets	(4,000)	(4,750)
Purchases of property and equipment	(38,681)	(63,488)
Net cash (used in) provided by investing activities	(32,285)	62,720
Financing activities
Excess tax benefit from stock-based compensation	7,019	2,608
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	47,039	44,869
Repurchase of common stock	(600,090)	(700,124)
Net cash used in financing activities	(546,032)	(652,647)
Net increase in cash and cash equivalents	161,964	121,608
Effect of exchange rate changes on cash and cash equivalents	(3,307)	2,503
Cash and cash equivalents, beginning of period	514,571	390,460
Cash and cash equivalents, end of period	$673,228	$514,571